Exhibit 99.1

For Further Information Contact

Eddie Northen (404) 888-2242

FOR IMMEDIATE RELEASE

ROLLINS, INC. REPORTS THIRD QUARTER AND NINE MONTHS
 2019 FINANCIAL RESULTS

•	Record revenue increase of 14.1% for the quarter
•	Strong organic revenue growth of 6.4% for the quarter
•	Earnings Per Share of $0.13 for third quarter 2019 impacted by $0.09 from non-cash pension settlement
•	Adjusted Earnings Per Share* of $0.22 for third quarter 2019 and $0.20 for third quarter 2018

ATLANTA, GEORGIA, October 23, 2019: Rollins, Inc. (NYSE:ROL), a premier global consumer and commercial services company, reported unaudited financial results for its third quarter and nine months ended September 30, 2019.

The Company recorded third quarter record revenues of $556.5 million, an increase of 14.1% over the prior year’s third quarter revenue of $487.7 million. Rollins’ reported net income of $44.1 million or $0.13 per diluted share for the third quarter ended September 30, 2019. Adjusted net income* for the third quarter ended September 30, 2019 was $70.6 million or $0.22 per diluted share, compared to $66.6 million or $0.20 per diluted share for the same quarter in 2018.

Rollins’ revenues rose 9.6% for the first nine months of 2019 to $1.509 billion compared to $1.377 billion for the prior year. Net income for the first nine months of 2019 was $152.6 million or $0.47 per diluted share. Adjusted net income* for the nine months ended September 30, 2019 was $179.2 million or $0.55 per diluted share, compared to $180.7 million or $0.55 per diluted share for the same period last year.

The Company, as planned, terminated its fully-funded pension plan in September 2019 with the completion of the transfer of $198.3 million of U.S. pension obligations. The non-cash pension expense was $49.9 million pre-tax.

Gary W. Rollins, Vice Chairman and Chief Executive Officer of Rollins, Inc. stated, “We remain confident in our strategy and action plans, and are working hard to grow the business both organically and through strategic acquisition.”

*“Adjusted” amounts presented in this release are non-GAAP financial measures. See the appendix to this release for a discussion of non-GAAP financial metrics, including a reconciliation to the most closely correlated GAAP measure.

Rollins, Inc. is a premier global consumer and commercial services company. Through its wholly owned subsidiaries, Orkin LLC., HomeTeam Pest Defense, Clark Pest Control, Orkin Canada, Western Pest Services, Northwest Exterminating, Critter Control, Inc., The Industrial Fumigant Company, Trutech LLC., Orkin Australia, Waltham Services LLC., OPC Pest Services, PermaTreat, Rollins UK, Aardwolf Pestkare, and Crane Pest Control, the Company provides essential pest control services and protection against termite damage, rodents and insects to more than two million customers in the United States, Canada, Central America, South America, the Caribbean, the Middle East, Asia, the Mediterranean, Europe, Africa, Mexico, and Australia from more than 700 locations. You can learn more about Rollins and its subsidiaries by visiting our web sites at www.orkin.com, www.pestdefense.com, www.clarkpest.com, www.orkincanada.ca, www.westernpest.com, www.callnorthwest.com, www.crittercontrol.com, www.indfumco.com, www.trutechinc.com, www.orkinau.com, www.allpest.com.au, www.murraypestcontrol.com.au, www.statewidepc.com.au, www.walthamservices.com, www.opcpest.com, www.permatreat.com, www.safeguardpestcontrol.co.uk, www.aardwolfpestkare.com, www.cranepestcontrol.com and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about the Company’s confidence in its strategies and action plans. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including without limitation, economic and competitive conditions which may adversely affect the Company’s business; the degree of success of the Company’s pest and termite process, and pest control selling and treatment methods; the Company’s ability to identify and integrate potential acquisitions; climate and weather trends; competitive factors and pricing practices; the Company’s ability to attract and retain skilled workers, and potential increases in labor costs; uncertainties of litigation; changes in various government laws and regulations, including environmental regulations; and the impact of the U. S. Government shutdown. All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. A more detailed discussion of potential risks facing the Company can be found in the Company’s Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2018.

ROLLINS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(in thousands)

At September 30, (unaudited)	2019	2018
ASSETS
Cash and cash equivalents	$104,362	$118,652
Trade accounts receivables, net	132,065	122,375
Financed receivables, net	23,821	20,384
Materials and supplies	17,500	16,093
Other current assets	46,440	25,576
Total Current Assets	324,188	303,080
Equipment and property, net	197,549	136,857
Goodwill	570,759	365,480
Customer contracts, net	283,830	185,477
Trademarks and tradenames, net	102,657	53,850
Other intangible assets, net	11,008	11,587
Operating lease, right-of-use assets	196,854	—
Financed receivables, long-term, net	30,750	26,882
Benefit plan assets	25,949	—
Prepaid pension	—	19,522
Deferred income taxes, net	—	5,863
Other assets	21,249	20,975
Total Assets	$1,764,793	$1,129,573
LIABILITIES
Accounts payable	$32,932	$29,991
Accrued insurance, current	29,817	27,722
Accrued compensation and related liabilities	78,699	73,829
Unearned revenue	132,915	123,916
Operating lease liabilities, current	63,952	—
Current portion of long-term debt	12,500	—
Other current liabilities	60,065	53,923
Total Current Liabilities	410,880	309,381
Accrued insurance, less current portion	34,157	33,883
Operating lease liabilities, less current portion	133,703	—
Long-term debt	313,500	—
Long-term accrued liabilities	65,656	51,551
Total Liabilities	957,896	394,815
STOCKHOLDERS’ EQUITY
Common stock	327,442	327,318
Retained earnings and other equity	479,455	407,440
Total stockholders’ equity	806,897	734,758
Total Liabilities and Stockholders’ Equity	$1,764,793	$1,129,573

ROLLINS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
REVENUES
Customer services	$556,466	$487,739	$1,509,492	$1,376,942
COSTS AND EXPENSES
Cost of services provided	268,718	236,287	739,309	673,202
Depreciation and amortization	21,690	16,867	58,505	50,149
Pension settlement loss	49,898	—	49,898	—
Sales, general and administrative	167,168	145,072	468,584	414,938
Gain on sale of assets, net	27	(314)	(406)	(678)
Interest expense, net	2,826	(63)	4,451	70
	510,327	397,849	1,320,341	1,137,681
INCOME BEFORE INCOME TAXES	46,139	89,890	189,151	239,261
PROVISION FOR INCOME TAXES	2,078	23,262	36,569	58,566
NET INCOME	$44,061	$66,628	$152,582	$180,695
NET INCOME PER SHARE - BASIC AND DILUTED	$0.13	$0.20	$0.47	$0.55
Weighted average shares outstanding - basic and diluted	327,459	327,321	327,490	327,283

APPENDIX

Reconciliation of GAAP and non-GAAP Financial Measures

The Company has used the non-GAAP financial measures of adjusted net income and adjusted EPS in today's earnings release. This measure should not be considered in isolation or as a substitute for net income or other performance measures prepared in accordance with GAAP.

The Company uses adjusted net income and adjusted EPS as a measure of operating performance because it allows us to compare performance consistently over various periods without regard to the impact of the non-recurring pension settlement loss.

A non-GAAP financial measure is a numerical measure of financial performance, financial position, or cash flows that either 1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows, or 2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.

Set forth below is a reconciliation of adjusted net income and adjusted EPS with net income, the most comparable GAAP measures.

(unaudited in thousands except EPS)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2019	2018	Better/ (Worse)%		2019	2018	Better/ (Worse)%
Net Income	$44,061	$66,628	$(22,564)	(33.9)	$152,582	$180,695	$(28,113)	(15.6)
Pension Settlement Loss	49,898	—	49,898	—	49,898	—	49,898	—
Adjusted Income Taxes on Excluded Expenses	(23,315)	—	(23,315)	—	(23,315)	—	(23,315)	—
Adjusted Net Income	$70,647	$66,628	$4,019	6.0	$179,165	$180,695	$(1,530)	(0.8)
Adjusted Earnings Per Share - Basic and Diluted	$0.22	$0.20	$0.02	10.0	$0.55	$0.55	$—	—
Weighted average participating shares outstanding - basic and diluted	327,459	327,321	(138)	—	327,490	327,283	(207)	(0.1)

(( CONFERENCE CALL ANNOUNCEMENT ((

Rollins, Inc.

(NYSE: ROL)

Management will hold a conference call to discuss

Third Quarter 2019 results on

Wednesday, October 23, 2019 at:

10:00 a.m. Eastern

9:00 a.m. Central

8:00 a.m. Mountain

7:00 a.m. Pacific

TO PARTICIPATE:

Please dial 800-367-2403 domestic;

334-777-6978 international
at least 5 minutes before start time.

REPLAY: available through October 30, 2019

Please dial 888-203-1112/719-457-0820, Passcode 2950556

THIS CALL CAN ALSO BE ACCESSED THROUGH THE INTERNET AT

www.viavid.com

Questions?

Contact Samantha Alphonso at Financial Relations Board at 212-827-3746

Or email to salphonso@mww.com